Exhibit 23.2






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Margo Caribe, Inc. on Form S-8 of our report dated March 14, 2003, appearing in the Annual Report on Form 10-K of Margo Caribe, Inc. for the year ended December 31, 2002.




DELOITTE & TOUCHE LLP
San Juan, Puerto Rico
July 1, 2003




Stamp No. 1911243
affixed to original.